SETTLEMENT AGREEMENT
                                       AND
                             MUTUAL GENERAL RELEASE


         This Settlement Agreement and Mutual General Release ("Agreement") is entered into by and between Joseph T. Flynn ("Flynn") and Jacqueline M. Flynn (collectively "Flynns"); Capital Reserve Corporation, a Colorado Corporation and its subsidiaries (the "Corporation"); and Ralph W. Newton, Jr. ("Newton") collectively the "Parties."

         WHEREAS, Flynns have entered into certain transactions involving the Corporation, its subsidiaries and Newton, including but not limited to a Stock Exchange Agreement, amendments, supplements, addenda and loans; and

         WHEREAS, Flynn served at various times as a director of the Corporation and its subsidiaries; and

         WHEREAS, Flynn has commenced a civil action against the Corporation and Newton concerning certain disputes and claims pending in District Court, City and County of Denver, Colorado, Case No. 95 CV 1105, and the Corporation has asserted counterclaims therein against Flynn; and

         WHEREAS, the Parties have, through settlement negotiations, determined that it is not in the Parties' best interest to adjudicate the matters which gave rise to the differences between them, and to avoid the risks, uncertainties and considerable expense of trial, they wish to enter into a full and final settlement of all matters asserted in Case No. 95 CV 1105, or which could have been asserted or adjudicated between them, without further cost or expense and without any findings of fact or conclusions of law.

         NOW THEREFORE, in consideration of the promises, mutual general release, relinquishment of certain legal rights, payment of the sums set forth in herein, return of all Flynns' corporate stock and other good and valuable consideration which is hereby acknowledged, the Parties agree as follows:

1. It is stipulated and agreed by the Parties that this matter shall be fully and finally settled upon the following terms:

         A. Flynns shall be paid a total of $198,000 in full and complete settlement of all of Flynn's claims, as follows:

                  i. Flynns shall be paid $75,000 by a check drawn on the trust account of Alexander Law Firm, P.C. at the time of the execution of this Agreement.



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                  ii.      Capital Reserve will execute and deliver a promissory
                           note payable to Flynns in the amount of $123,000 to be paid at the time of closing on the sale of certain property owned by Capital Reserve located at 7860 East Berry Place, Englewood, Colorado, which closing is presently scheduled to occur at the end of July, 1996. Said note shall bear no interest unless not paid by September 1, 1996, and shall then bear interest from September 1, 1996 at 8% per annum until paid. Said note shall be secured by a first deed of trust on that property owned by Capital Reserve
                           located   at  7860  East  Berry   Place,   Englewood,
                           Colorado. If the building is not sold as set forth above prior to September 1, 1996, the full amount of $123,000 is due and payable on or before December 31, 1996.

         B. The Parties shall file a stipulated motion to dismiss Case No. 95 CV 1105 with prejudice with each party to pay its own costs and attorney's fees.

         C. Further, Capital Reserve Corporation shall furnish to Flynn the December 31, 1995 financial statement of the Corporation on or before December 31, 1996.

         D. Flynns agree to return to the treasury of the Corporation stock certificate no. R482 representing 333,333 shares of stock of Capital Reserve Corporation at the time of the payment of the $75,000 and delivery of the promissory note, and hereby warrant that they do not own any other shares of stock in the Corporation.

         E. The Parties agree that this Agreement is for the purpose of effecting an amicable end to all disputes between the Parties and that this Agreement may not be construed in any manner as an admission of liability or wrongdoing on the part of any Parties to this Agreement, which wrongdoing all Parties specifically deny.

         F. The Parties agree that all tax consequences arising from this Agreement shall be the sole responsibility of the party paying and the party receiving any benefit or proceeds by any act of this Agreement which may be deemed by the Internal Revenue Service to be a taxable event and no party has made any representation to the other regarding the taxation consequences of this Agreement.

2. In consideration of the release contained herein and the total sum of $198,000.00, the receipt and sufficiency of which is hereby acknowledged, Flynns, for themselves and their successors and assigns, hereby fully and forever release and discharge the Corporation and Newton, their successors, assigns, heirs, personal representatives, employees, officers, directors, agents and their counsel ("Releasees") from any and all claims, demands, obligations, actions, liabilities and damages of every kind and nature whatsoever, in law or in equity, whether known or unknown to them, which they may have against Releasees, by reason of any act or omission by them in any capacity, from January 1, 1988 through the date of execution of this Agreement, including, without limitation, those arising from or based upon any transaction arising from a





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Stock Exchange Agreement dated April 28, 1988, its amendments,  supplements, and addenda thereto, any loan agreements or trust agreements, or other contractual or fiduciary relationships between the parties hereto, for any claims for damages asserted in Case No. 95 CV 1105 or which could have been asserted by Flynns against Releasees as well as any acts which any Releasees may have performed or failed to perform in their capacity as counsel to the Corporation and its subsidiaries or as members of the Board of Directors of the Corporation and its subsidiaries, and arising from or based upon any activities in connection with the Corporation and its subsidiaries.

                                         [33,333 reverse split once upon a time]

3. In consideration of the release contained herein, and the return to the corporate treasury of the stock certificate representing 333,333 shares of Corporation stock, the sufficiency of which is hereby acknowledged, the Corporation and Newton for themselves, their employees, officers, directors, agents, counsel, heirs, personal representatives, successors and assigns, hereby fully and forever release and discharge Flynns and their heirs and personal representatives, successors and assigns from any and all claims, demands, obligations, actions, liabilities, and damages of any kind and nature whatsoever in law or equity whether known or unknown to them and which were asserted against Flynn in Case No. 95 CV 1105 or which they may have against Flynns by any act or omission by Flynns in any capacity from January 1, 1988 through the date of execution of this Agreement, including without limitation those arising from or based upon the Stock Exchange Agreement dated April 28, 1988, its amendments, supplements or addenda thereto, or based upon Flynn's acting as a director of the Corporation or its subsidiaries, or as their consulting actuary.

4. The Parties warrant that no assignment or transfer of any claim released herein has occurred and agree to indemnify and hold harmless the other from any released claim brought by any third party whether by way of assignment, transfer or otherwise.

5. The Parties agree that the terms and conditions of this Agreement are contractual in nature and shall be enforceable in an action at law. Any proceedings necessary to enforce the terms of this Agreement shall be resolved by way of binding arbitration. The final resolution of the arbitrator(s) shall be binding on all Parties to this Agreement. In the event that any Party is required to enforce any of the terms or provisions of this Agreement, the prevailing Party shall be entitled to recover all costs and reasonable attorney's fees related to such action.

6. If any judicial body determines that any provision, paragraph, sentence or sub-part of this Agreement is invalid, that provision, paragraph, sentence or sub-part shall be severable from the remainder of this Agreement and shall not affect the validity of the remaining portions of this Agreement.

7. This Agreement constitutes the entire agreement between the Parties and may not be amended unless in writing and signed by all parties hereto.

8. All Parties confirm that they have fully read and understand this Agreement and enter into same voluntarily and have consulted with legal counsel of their own choosing as they deem necessary.

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9.       This Agreement may be  signed in counterparts  which shall collectively represent the agreement of all the Parties.

         IN WITNESS WHEREOF, this instrument was  executed this 16TH day of MAY,
1996.                                                           ----       ----



- ------------------------------           /S/RALPH W. NEWTON, JR.
Joseph T. Flynn                          Ralph W. Newton, Jr.




- ------------------------------           CAPITAL RESERVE CORPORATION
Jacqueline M. Flynn
                                          By:/S/RALPH W. NEWTON, JR.

                                          Its:PRESIDENT




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9.       This Agreement may be  signed in counterparts  which shall collectively represent the agreement of all the Parties.

         IN WITNESS WHEREOF, this  instrument was  executed this  17 day of MAY,
1996.                                                            ----      ----




/S/JOSEPH FLYNN                          --------------------------------
Joseph T. Flynn                          Ralph W. Newton, Jr.




/S/JACQUELINE M. FLYNN                   CAPITAL RESERVE CORPORATION
Jacqueline M. Flynn

                                         By:
                                            ------------------------------
                                         Its:
                                             -----------------------------




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STATE OF CALIFORNIA                         )
                                            ) ss:
COUNTY OF ALAMEDA                           )

         The  foregoing  Settlement  Agreement  and Mutual  General Release  was
subscribed and  sworn to before me this   17TH   day of May, 1996, by  Joseph T.
Flynn.                                  --------


         WITNESS my hand and official seal.

My commission expires:                          /S/JEANNIE B. COLLINS
DEC. 7, 1998                                    Notary Public
- ---------------------
                                                [Notary Seal]

STATE OF CALIFORNIA                         )
                                            ) ss:
COUNTY OF ALAMEDA                           )

         The foregoing Settlement Agreement and Mutual General Release was
subscribed and sworn to before me this   17TH    day of May, 1996, by Jacqueline
M. Flynn.                               -------


         WITNESS my hand and official seal.

My commission expires:                          /S/JEANNIE B. COLLINS
DEC. 7, 1998                                    Notary Public
- ---------------------
                                                [Notary Seal]


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STATE OF COLORADO                           )
                                            ) ss:
COUNTY OF   ARAPAHOE                        )
          ------------


         The foregoing Settlement Agreement and Mutual General Release was subscribed and sworn to before me this 16TH day of May, 1996, by Ralph W. Newton, Jr.


         WITNESS my hand and official seal.

My commission expires:                          /S/MARY LYNNE PETERS
JULY 9, 1998                                    Notary Public
- ---------------------


STATE OF COLORADO                           )
                                            ) ss:
COUNTY OF   ARAPAHOE                        )
          ------------
         The foregoing Settlement Agreement and Mutual General Release was subscribed and sworn to before me this 16TH day of May, 1996, by RALPH W.
NEWTON,   JR.,  as  PRESIDENT  of  Capital  Reserve   Corporation,   a  Colorado
corporation.


         WITNESS my hand and official seal.

My commission expires:                          /S/MARY LYNNE PETERS
JULY 9, 1998                                    Notary Public
- ---------------------






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